UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: Date of Earliest Event Reported:	October 18, 2007 October 15, 2007

BOISE CASCADE HOLDINGS, L.L.C.
(Exact name of registrant as specified in its charter)

Delaware	333-122770	20-1478587
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 West Jefferson Street
P.O. Box 50
Boise, Idaho 83728
(Address of principal executive offices) (Zip Code)

(208) 384-6161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Redemption of Senior Floating Rate Notes

On October 15, 2007, Boise Cascade, L.L.C. and Boise Cascade Finance Corporation (the “Co-Issuers”) redeemed all of the outstanding $250,000,000 in aggregate principal of the Senior Floating Rate Notes due 2012 (the “Notes”). The redemption was pursuant to an Indenture dated October 29, 2004 (as supplemented, the “Indenture”), between Boise Cascade, L.L.C., Boise Cascade Finance Corporation, the other guarantors named in the Indenture, and U.S. Bank National Association, as Trustee.

Pursuant to the Notes and the terms of the Indenture, the Notes were redeemed at a redemption price equal to 100% of the principal thereof, which amount was equal to $1,000 per $1,000 principal amount, plus accrued and unpaid interest up to the redemption date of an aggregate of $5,261,250. Upon redemption, the Notes ceased to be outstanding and no further interest will accrue on the Notes after October 15, 2007. The Co-Issuers funded the redemption from proceeds of a $200 million delayed term loan arranged by JPMorgan and other sources of funds available to the Co-Issuers, including existing cash balances.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE HOLDINGS, L.L.C.

By	/s/ Karen E. Gowland
Karen E. Gowland Vice President, General Counsel and Corporate Secretary

Date:  October 18, 2007